
                                                                     Exhibit 3.4
                                    FORM OF
                         REGISTRATION RIGHTS AGREEMENT

                                       by

                                 ASSURANT, INC.

                                       and

                              FORTIS INSURANCE N.V.

                               Dated as of -, 2004

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                               TABLE OF CONTENTS


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                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions..................................................   1

                                    ARTICLE 2
                               REGISTRATION RIGHTS

Section 2.01.  Demand Rights................................................   5
Section 2.02.  "Piggy-Back" Rights..........................................   8
Section 2.03.  Allocation of Securities Included in a Public Offering.......   9
Section 2.04.  Requirements with Respect to Registration....................  10
Section 2.05.  Transfers; Rights of Transferee of Registrable Securities....  14
Section 2.06.  Registration Expenses........................................  14
Section 2.07.  Underwriting; Due Diligence..................................  15
Section 2.08.  Registration In Connection With Hedging Transactions.........  16
Section 2.09.  Unregistered Offerings.......................................  16
Section 2.10.  Registration Rights of Other Persons.........................  17
Section 2.11.  Inconsistent Agreements......................................  17
Section 2.12.  "Market Stand-Off" Agreement.................................  17
Section 2.13.  Limitations on Availability of Registration Rights...........  18

                                    ARTICLE 3
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 3.01.  Company Representations, Warranties and Agreements...........  18
Section 3.02.  Fortis Insurance Representations, Warranties and Agreements..  20
Section 3.03.  Survival of Representations and Agreements...................  20

                                    ARTICLE 4
                        INDEMNIFICATION AND CONTRIBUTION

Section 4.01.  Indemnification and Contribution.............................  21

                                    ARTICLE 5
                                  MISCELLANEOUS

Section 5.01.  Remedies.....................................................  24
Section 5.02.  Amendments and Waivers.......................................  25
Section 5.03.  Notices......................................................  25
Section 5.04.  Interpretation...............................................  26
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                                       i
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Section 5.05.  Counterparts.................................................  26
Section 5.06.  Entire Agreement; No Third Party Beneficiaries...............  26
Section 5.07.  Governing Law................................................  26
Section 5.08.  Severability.................................................  26
Section 5.09.  Successors and Assigns.......................................  26
Section 5.10.  Use of Terms.................................................  27

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "AGREEMENT") is dated as of -, 2004, and is being entered into by Assurant, Inc., a Delaware corporation (the "COMPANY") and Fortis Insurance N.V., a company with limited liability incorporated as naamloze vennootschap under Dutch law ("FORTIS INSURANCE").

                                    RECITALS

         WHEREAS, Fortis Insurance owns - shares of common stock, par value $0.01 per share, of the Company (the "COMMON SHARES");

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and Fortis Insurance are offering Common Shares to the public in an underwritten secondary offering registered under the Securities Act pursuant to a registration statement on Form S-1, File No. 333-109984 (the "IPO REGISTRATION STATEMENT");

         WHEREAS, upon completion of such offering, Fortis Insurance will continue to be a significant shareholder in the Company; and

         WHEREAS, the Company has agreed to provide Fortis Insurance and its Affiliates with certain registration rights with respect to the Common Shares owned by them during the term of this Agreement.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.01. Definitions. As used in this Agreement, including its preamble and recitals, the following terms shall have the following meanings:

         "AFFILIATE" shall mean, with respect to any specified Person, any other Person, other than the Company or any of its Subsidiaries, that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such specified Person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing; provided that the term Affiliate when used in the context of calculating the Shareholder's percentage ownership of the

Common Stock or determining Registrable Securities shall exclude officers and directors of the Shareholder.

         "BLACKOUT PERIODS" shall have the meaning set forth in Section 2.01(a).

         "COMMISSION" shall mean the United States Securities and Exchange Commission.

         "COMMON SHARES" shall have the meaning set forth in the first recital.

         "COMPANY" shall have the meaning set forth in the preamble.

         "DEMAND REQUEST" shall have the meaning set forth in Section 2.01(a).

         "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

         "HEDGING COUNTERPARTY" means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof or any other financial institution or third party.

         "HEDGING TRANSACTION" means any transaction involving a security linked to the Registrable Class Securities or any security that would be deemed to be a "derivative security" (as defined in rule 16a-1(c) under the Exchange Act) with respect to the Registrable Class Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Class Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging
Transactions:

         (a) transactions by a Shareholder in which a Hedging Counterparty engages in short sales of Registrable Class Securities pursuant to a prospectus and may use Registrable Securities to close out its short position;

         (b) transactions pursuant to which a Shareholder sells short Registrable Class Securities pursuant to a prospectus and delivers Registrable Securities to close out its short position; and

         (c) transactions by a Shareholder in which the Shareholder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a prospectus or an exemption from registration under the Securities Act.

         "INITIAL PUBLIC OFFERING DATE" shall mean the date of the first closing of the initial sale of Common Shares in an initial Public Offering.

         "IPO REGISTRATION STATEMENT" shall have the meaning set forth in the second recital.

         "MAXIMUM NUMBER" shall have the meaning set forth in Section 2.01(b).

         "OTHER SECURITIES" shall have the meaning set forth in the definition of Registrable Securities.

         "PERSON" shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or a government or agency or political subdivision thereof or other entity.

         "PRELIMINARY PROSPECTUS" shall mean any preliminary prospectus that may be included in any Registration Statement.

         "PROSPECTUS" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "PUBLIC OFFERING" shall mean the offer of Common Shares on a broadly distributed basis, not limited to sophisticated investors, pursuant to a firm-commitment or best-efforts underwriting arrangement.

         "REGISTRABLE CLASS SECURITIES" means securities of the Company that are of the same class and series as the Registrable Securities.

         "REGISTRABLE SECURITIES" shall mean all or any portion of the Common Shares owned by any Shareholder from time to time during the term of this Agreement. As to any particular Registrable Securities, such Common Shares shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Common Shares shall have become effective under the Securities Act and such Common Shares shall have been disposed of under such Registration Statement, (ii) such Common Shares shall have been distributed to the public pursuant to Rule 144, (iii) such securities shall have otherwise been transferred or disposed of, and subsequent transfer or disposition of such

Common Shares shall not require their registration or qualification under the Securities Act or any similar state law then in force or (iv) such Common Shares shall have been repurchased by the Company or otherwise ceased to be outstanding. If as a result of any reclassification, stock split, stock dividend, bonus issue, business combination, exchange offer or other transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively "OTHER SECURITIES") are issued or transferred to any Shareholder in respect of Registrable Securities held by such holder, references herein to Registrable Securities shall be deemed to include such Other Securities.

         "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with any registration or marketing of securities pursuant to Article 2, including (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with this Agreement and the performance of the Company's obligations hereunder (including the expenses of any annual audit letters and "cold comfort" letters required or incidental to the performance of such obligations); (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing and producing any agreements among underwriters, underwriting agreements, selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or the Shareholders in connection with such qualification and in connection with any blue sky and legal investment surveys, including the cost of printing and producing any such blue sky or legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (vi) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses;
(viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system;
(ix) any other fees and disbursements of underwriters customarily paid by the issuers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; (x) the costs and expenses of the Company and its officers relating to analyst or investor presentations or any "road show" undertaken in connection with the registration and/or marketing of any Registrable Securities; and (xi) other reasonable out-of-pocket costs, fees and expenses, including the fees and expenses of one outside legal counsel retained by the Shareholders.

         "REGISTRATION STATEMENT" shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

         "REGULATIONS" shall mean the General Rules and Regulation of the Commission under the Securities Act.

         "REQUESTING HOLDER" shall mean any Shareholder requesting the registration of Registrable Securities pursuant to Section 2.01(a).

         "RULE 144" shall mean Rule 144 (or any successor provisions) under the Securities Act.

         "RULE 144A" shall mean Rule 144A (or any successor provisions) under the Securities Act.

         "RULE 415 OFFERING" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) under the Securities Act.

         "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

         "SELLING HOLDER" shall mean a Shareholder included in a relevant Registration Statement.

         "SHAREHOLDER" shall mean Fortis Insurance, and any of its Affiliates that holds Registrable Securities from time to time.

         "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public or pursuant to Rule 144A of the Securities Act.

                                   ARTICLE 2
                               REGISTRATION RIGHTS

         Section 2.01 Demand Rights. (a) (a) At any time, and from time to time, on or after the Initial Public Offering Date (subject to Section 2.01(b)(i)), a Shareholder shall have the right to require the Company to effect the registration under the Securities Act for a Public Offering of all or part of such Shareholder's Registrable Securities, by delivering written notice thereof to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof (which requested method of disposition may be a Rule 415 Offering) (the "DEMAND REQUEST"). Upon receipt of such Demand Request the Company shall comply with Section 2.04.

         (b) The Company's obligations pursuant to Section 2.01(a) above are subject to the following limitations and conditions:

                  (i) the Company shall not be obligated to fulfill the requirements or file the Registration Statement referred to therein (A) during any period of time (not to exceed ninety (90) days in the aggregate with respect to each request) when the Company has determined to proceed with a Public Offering for its own account and, in the good faith judgment of the managing underwriter thereof, the fulfillment of such requirements or such filing would have an adverse effect on such Public Offering, (B) during any period of time (not to exceed sixty
         (60) days with respect to each request) when the Company is in possession of material non-public information that the board of directors of the Company has in its good faith judgment determined could materially and adversely affect a material business situation, financing transaction or negotiation affecting the Company, (C) during the 90-day period following the effectiveness of any previous Registration Statement or (D) during the 180-day period following the effectiveness of the IPO Registration Statement, except, in the case of subclause (D) hereof, with the consent of the underwriters controlling the related lock-up agreement (the periods of time referred to in subclauses (A), (B), (C) and (D) hereof being hereinafter referred to as "BLACKOUT PERIODS"); provided, that the aggregate period of time during which the Company shall be relieved from its obligation to file such a Registration Statement pursuant to Section 2.01(b)(i), shall in no event, except in the case of clause (D), exceed ninety (90) consecutive days with respect to each request; provided, further, that, in the case of a Blackout Period pursuant to subclause (A) hereof, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant Public Offering; provided, further, that in the case of a Blackout Period pursuant to subclause (B) hereof, the Blackout Period shall earlier terminate upon public disclosure by the Company or public admission by the Company of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed or such time that the Company is no longer in possession of material nonpublic information; provided, further, that in the case of a Blackout Period pursuant to subclauses (A), (B), (C) or (D) hereof, the Company shall furnish to the Requesting Holder a certified resolution of the Company's board of directors to the effect that an event permitting a Blackout Period has occurred; provided, further, that the Company shall not be entitled to exercise its rights under subclause (B) hereof more than one (1) time in any twelve (12)-month period; and provided, further, if the Requesting Holder withdraws its Demand Request pursuant to Section 2.01(e), such request shall not be considered a Demand Request for purposes of
         Section 2.01(a) and such Demand Request shall be of no further effect;

                  (ii) the number of Common Shares to be sold in any such Public Offering shall not exceed the maximum number which the managing underwriter thereof considers in good faith to be appropriate based on market conditions and other relevant factors, including pricing and the proportion of Common Shares being sold by the Company and by such holders (the "MAXIMUM NUMBER"); and

                  (iii) the Registrable Securities to be offered pursuant to such request have an aggregate offering price of (A) subject to (B) below, at least U.S. $500 million (based on the then current market price on the date of delivery of the Demand Request) and (B) when the aggregate Registrable Securities of the Shareholder is less than, or, if after giving effect to the requested offering of the Registrable Securities, the aggregate Registrable Securities will be less than, 20% of the outstanding Common Shares of the Company, at least US $250 million (based on the then current market price on the date of delivery of the Demand Request).

         (c)      Any Shareholder may exercise its rights under Section 2.01(a)
(x) on an unlimited number of occasions with respect to registration statements on Forms S-2 or S-3 (or any successors thereto) from such time that the Company becomes eligible to use such forms and (y) on not more than two occasions after the date hereof with respect to registration statements on Form S-1 (or any successor thereto); provided that the Company shall not be obligated to effect more than one registration of Registrable Securities in any 90-day period.

         (d) A request by a Requesting Holder that the Company file a Registration Statement shall not be considered a Demand Request if (i) the Registration Statement relating thereto does not become effective, (ii) after it has become effective such Registration Statement (or the use of the Prospectus contained in such Registration Statement) is (A) interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than a misrepresentation or an omission by any Requesting Holder or (B) delayed, withdrawn, suspended or terminated and, in each case, as a result thereof, at least 80% of the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related Registration Statement or (iii) the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than because of some act or omission by such Requesting Holder.

         (e) Any such Requesting Holder delivering a Demand Request shall have the right, at any time prior to the effective date of the Registration Statement relating to such Demand Request, to withdraw such Demand Request without liability to such Requesting Holder, by giving written notice to the Company.

         (f) In the event that any registration pursuant to Section 2.01(a) shall involve, in whole or in part, an underwritten offering, the Requesting Holder shall select the lead managing underwriter or underwriters and bookrunner or bookrunners for such underwritten offering (after consultation with the Company), as well as counsel for the Selling Holders, with respect to such registration; provided that in connection with any such registration the Requesting Holder shall include on its pricing committee, which pricing committee shall be responsible for, among other things, the syndicate structure of the transaction, if any, as well as the size and the pricing for any such offering, the Chief Executive Officer of the Company and such inclusion shall be deemed to be consultation with the Company for purposes of the preceding clause; and provided further that the Company shall have the right to appoint other syndicate members with the consent of the Requesting Holder not to be unreasonably withheld.

         (g) Subject to Section 2.10, the Company shall have the right to cause the registration of additional equity securities for sale for the account of any Person that is not a Shareholder (including the Company and any directors, officers or employees of the Company) in any registration of Registrable Securities requested by the Shareholders; provided that the number of Registrable Securities to be included in such registration (including those sought by the Shareholders) shall not exceed the Maximum Number; and provided further that in all cases, the Requesting Holder shall have priority over any such other Person.

         Section 2.02. "Piggy-Back" Rights. (a) (a) If the Company proposes to register any of its Common Shares, any other equity securities or securities convertible into or exchangeable for its equity securities under the Securities Act, whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, the Company shall give written notice of such proposal at least thirty (30) days before the anticipated filing date, to each Shareholder. In the event that the Company elects to file a "universal shelf" registration statement which registers any of the classes of securities referred to in the first sentence of this Section 2.02(a), the Company shall take such steps as would permit the shelf registration statement to be used to permit secondary sales by the Shareholders and shall give written notice of any proposal to make an offering off the shelf registration statement of any class of securities referred to in the first sentence of this Section 2.02(a) at least ten (10) days before, and, if practicable, up to thirty (30) days before, the anticipated offering date, to each Shareholder. Such notices, as applicable, shall specify at a minimum the intended method of distribution of such Common Shares or other securities, the number of Common Shares or other securities proposed to be registered or offered, the proposed filing date of such registration statement or offering date in the case of a shelf takedown, any proposed means of distribution of such Common Shares or other securities and the proposed managing underwriter, if any. Subject to Section 2.03, upon the written request of a Shareholder (the "PIGGYBACK REQUEST"), given within fifteen
(15) days after the transmittal of any such written notice by email or facsimile confirmed by mail (which request shall specify the Registrable Securities intended to be disposed of by such Shareholder), the Company will include in the registration statement with respect to such Public Offering, or any prospectus supplement in the case of a shelf takedown, the number of the Registrable Securities referred to in such Shareholder's request; provided, that, any participation in such Public Offering by such Shareholder shall be on substantially the same terms as the Company's participation therein; and provided, further, that the number of Registrable Securities to be included in any such Public Offering shall not exceed the Maximum Number.

         (b) Any such Shareholder shall have the right to withdraw a request to include Registrable Securities in any Public Offering pursuant to
Section 2.02(a), without any liability of such Shareholder by giving written notice to the Company of its election to withdraw such request at any time prior to the proposed effective date of such registration statement.

         (c) The Company shall not be required to effect any registration of Registrable Securities under Section 2.02(a) incidental to the registration of any equity securities on a Form S-8 or Form S-4 (or any successor forms).

         (d)      No registration of Registrable Securities effected under
Section 2.02(a) shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 2.01(a).

         Section 2.03. Allocation of Securities Included in a Public Offering. If the registration referred to in Section 2.01(a) and Section 2.02(a) is to be an underwritten registration and the managing underwriter thereof advises the Company and the Selling Holders in writing that the number of Common Shares sought to be included in such Public Offering (including those sought to be offered by the Company and those sought to be offered by the Selling Holders) exceeds the Maximum Number, the Common Shares to be included in such Public Offering shall be allocated pursuant to the following procedures:

         (a) if such registration or Public Offering is pursuant to Section 2.01(a): the number shall be allocated pro rata among all of the Selling Holders on the basis of the relative number of the Registrable Shares then held by each such Selling Holder (with any number in excess of a Selling Holder's request reallocated among the remaining Selling Holders in a like manner) or in such manner as shall be designated by the Selling Holders; or

         (b) if such registration or Public Offering is pursuant to Section 2.02(a): (x) first, securities sought to be included at the request of the Company ("COMPANY SECURITIES") and (y) second, up to the full number of the Registrable Securities included in the Piggyback Request, in excess of the number of Company Securities, to the nearest extent possible on a pro rata basis; provided that if the number of Registrable Securities proposed to be offered by the Selling Holders shall be reduced, such Selling Holders may withdraw their request to include Registrable Securities under Section 2.02(a) and request that 90 days subsequent to the effective date of the registration statement for the registration of such securities such registration of their Registrable Securities be effected under Section 2.01(a).

         Section 2.04. Requirements with Respect to Registration. Subject to
Section 2.06, if and whenever the Company is required by the provisions hereof to register any Registrable Securities under the Securities Act, including receipt of a Demand Request pursuant to Section 2.01(a), the Company shall:

         (a) As promptly as practicable (and in the case of a Demand Request, in no event more than 60 days following such Demand Request) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford each Selling Holder and the managing underwriters, if any, a reasonable opportunity to review and comment on copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

         (b) As promptly as practicable, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective and to comply with the provisions of the Securities Act and the Regulations, with respect to the sale or disposition of such Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such Registration Statement, including in connection with the issuance and sale of any mandatory exchangeable convertible securities but not in excess of 180-days.

         (c) Promptly notify each Selling Holder (A) when the Registration Statement or any Prospectus or any amendment or supplement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) any order issued or threatened by the Commission suspending the effectiveness of such Registration Statement, preventing or suspending the use of a prospectus or (D) the receipt by the Company of any notification or order with respect to the suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceedings for such purpose. The Company shall use its best efforts to prevent the issuance of any such order referred to in (C) or (D) and, if any such order is issued, shall use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

         (d) As promptly as practicable, notify each Selling Holder and any Hedging Counterparty, if applicable, in writing at any time when a Prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any Registration Statement or other document relating to such offering, and in either such case, at the request of the Selling Holders and any Hedging Counterparty, if applicable, prepare and furnish to each Selling Holder and any Hedging Counterparty, if applicable, a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (e) Use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or blue sky laws of such jurisdictions in the United States as the Selling Holders or the managing underwriter thereof shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable each Selling Holder or underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to execute or file any general consent to service of process under the laws of any jurisdiction.

         (f) Subject to clause (e) above and without duplication, use its best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the Selling Holders to consummate the disposition of such Registrable Securities.

         (g) Use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (A) listed on the New York Stock Exchange and (B) listed or qualified for trading on any other stock exchange or quotation service on which the Company's outstanding Common Shares are listed or qualified for trading.

         (h) Furnish to each Selling Holder, Hedging Counterparty and each underwriter, if any, of the Registrable Securities covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary Prospectus), in conformity with the requirements of the Securities Act and the Regulations, such documents incorporated by reference in such registration statement or prospectus, and such other documents as such Selling Holder, Hedging Counterparty, or such underwriter, if any, may reasonably request, and a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering.

         (i) Include in the "Plan of Distribution" or any analogous section of any shelf registration statement a statement substantially in the following form:

         In addition, the selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post effective amendment).

         (j) In connection with an underwritten offering of Registrable Securities and, if applicable, in connection with any Hedging Transaction, (A) cause opinions of counsel to the Company (which counsel and opinions shall be reasonably satisfactory to the managing underwriters), to be delivered to the underwriters, any Hedging Counterparty and the Selling Holders covering the matters customarily covered in opinions requested in underwritten offerings by selling security holders and (B) cause "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired or owned by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), to be delivered to each of the underwriters, any Hedging Counterparty and the Selling Holders of such Registrable Securities included in such underwritten offering, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings by selling security holders.

         (k) Comply with all applicable rules and regulations of the Commission and make generally available to security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a Public Offering and (B) if not sold to underwriters in such an offering, commencing on the first day of the fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (l) Cooperate with each Selling Holder, any Hedging Counterparty and the managing underwriter, if any, participating in the disposition of such Registrable Securities in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

         (m) At the expense of the Company, use its best efforts to cooperate as requested by the Selling Holders in customary marketing efforts undertaken in connection with the Registrable Securities, including sending appropriate officers of the Company to attend any "road shows" and investor and rating agency presentations scheduled in connection with any such registration.

         (n) Furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 2.01(a) or Section 2.02(a) unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by each Selling Holder or the underwriters.

         (o) Enter into any other customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of any Registrable Securities or any Registrable Class Securities in connection with any Hedging Transaction or otherwise.

         (p) It shall be a condition precedent to the obligation of the Company to take any action with respect to any Registrable Securities that the holder thereof, and any Hedging Counterparty, shall furnish to the Company such information regarding such holder, any Hedging Counterparty, the Registrable Securities and any other Company securities held by such holder as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

         (q) Each holder of Registrable Securities and any Hedging Counterparty agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(d), such Shareholder and any Hedging Counterparty will forthwith discontinue disposition of Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(d), and, if so directed by the Company such Shareholder and any Hedging Counterparty will deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Shareholder's or such Hedging Counterparty's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 2.04(b) shall be extended by the greater of (A) three months, or (B) the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.04(d) to and including the date when each holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.04(d).

         Section 2.05. Transfers; Rights of Transferee of Registrable Securities. Each Shareholder agrees not to make any transfer of all or any portion of the Registrable Securities other than to an Affiliate unless and until (a) there is then in effect a registration statement under the Securities Act covering such proposed transfer and such transfer is made in accordance with such registration statement, (b) such transfer is made in accordance with Rule 144 or Rule 144A or (c) such transfer shall not require any registration or qualification under the Securities Act. Notwithstanding the foregoing, a Shareholder may transfer all or a portion of the Registrable Securities to an Affiliate, and such an Affiliate shall be deemed a Shareholder hereunder. The transferring Shareholder shall provide notice to the Company of any such transfer stating the name and address of such transferee and identifying the number of Registrable Securities transferred.

         Section 2.06. Registration Expenses. Except as otherwise provided herein, the Company shall pay all Registration Expenses (exclusive of underwriting discounts and commissions, if any) with respect to any particular offering (or proposed offering).

         Section 2.07. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties and covenants by the Company and such other terms and provisions as are customarily contained in underwriting agreements, including indemnification and contribution provisions substantially to the effect and to the extent provided in Article 4, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.04(j). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions on the part of selling shareholders, including indemnification and contribution provisions substantially to the effect and to the extent provided in Article 4.


         (b) In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act pursuant to Section 2.01 or Section 2.02 or pursuant to Section 2.08, upon reasonable notice the Company shall give the Selling Holders, the underwriters, if any, and any Hedging Counterparty, and their respective counsel and accountants, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the opinion of such Selling Holders, such underwriters and any Hedging Counterparty, or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that such Selling Holders, the underwriters and any Hedging Counterparty, and their respective counsel and accountants shall use their reasonable best efforts to coordinate any such investigation of the books, records and properties of the Company and any such discussions with the Company's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

         Section 2.08. Registration In Connection With Hedging Transactions.

         (a) The Company acknowledges that from time to time a holder of Registrable Securities may seek to enter into one or more Hedging Transactions with a Hedging Counterparty. Notwithstanding anything to the contrary provided herein but subject to the limitations of Section 2.01(a), the Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of counsel to the Shareholder of Registrable Securities (after good faith consultation with counsel to the Company), it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Class Securities in connection therewith, then the Company shall use its best efforts to take such actions (which may include among other things, the filing of a post-effective amendment to any shelf registration statement to include additional or changed information that is material or is otherwise required to be disclosed, including, without limitation, a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transactions or sales or transfers of Registrable Class Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities.

         (b) The Company agrees to include in each prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the Shareholder and the Hedging Counterparty describing such Hedging Transaction.

         (c) Any information regarding the Hedging Transaction included in a registration statement or prospectus pursuant to this Section 2.08 shall be deemed to be information provided by the Shareholder selling Registrable Securities pursuant to such registration statement for purposes of Section 2.04(p) of this Agreement.

         (d) If in connection with a Hedging Transaction a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling securityholder, then it shall be required to provide customary indemnities to the Company regarding itself, the plan of distribution and like matters.

         Section 2.09. Unregistered Offerings. The parties hereto hereby agree that, in the event that the Company or one or more Shareholders propose to make an underwritten offering or a sale to a strategic purchaser of Common Shares, any other equity securities or securities convertible or exchangeable for equity securities of the Company (other than an acquisition by the Company financed through the issuance of Common Shares) (i) that is exempt from, or not subject to, the registration requirements of the Securities Act and (ii) in the case of an underwritten offering or sale by one or more Shareholders, with respect to which such Shareholder(s) request the cooperation and participation of the Company or the management of the Company in performing due diligence and marketing such offering to potential investors, the relevant notice provisions of Section 2.01 or Section 2.02 will apply and the required notice will state that the offering or sale is proposed to be made on an unregistered basis. In that event, the parties agree to proceed with such an offering on an unregistered basis in good faith as and to the extent provided herein with respect to a registered offering and that the provisions of this Agreement will apply mutatis mutandis to such unregistered offering, including, without limitation, provisions relating to "piggy-back" rights, allocations of securities included in an offering, the Company's obligations with respect to an offering (including indemnification provisions and procedures), selection of underwriters (if applicable), expenses associated with an offering and representations and warranties.

         Section 2.10. Registration Rights of Other Persons. Prior to the date on which the Shareholder holds Registrable Securities representing less than 50% of the outstanding Common Shares of the Company, the Company may not, without the prior written consent of the Shareholders, grant to any other Person the right to request a registration of securities of the Company under the Securities Act, or the right to be included as a Selling Holder in connection with any registration of Registrable Securities; provided that, if any such written consent is given, the terms of any such right granted or issued shall not be more favorable to such Person than the terms of this Agreement or, any more favorable terms shall also be granted to the Shareholders. On and after such date the Company may grant to any other Person the right to request a registration of securities of the Company under the Securities Act, or the right to be included as a Selling Holder in connection with any registration of Registrable Class Securities; provided that, any such rights may not be exercised by any Person prior to the second anniversary of the Initial Public Offering Date and provided further that the proviso in the preceding sentence is complied with. The Company shall not require the consent of the Shareholders in connection with granting registration rights to purchasers of its securities eligible to benefit from an "Exxon Capital" exchange offer.

         Section 2.11. Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Shareholders in this Agreement.

         SECTION 2.12. "Market Stand-Off" Agreement. Each Shareholder hereby agrees that such Shareholder shall not sell, transfer, make any short sale of, grant any option for the purchase, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Shares or securities convertible into or exercisable for Common Shares held by such Shareholder

(other than the sale pursuant to the registration statement of those securities included in the registration) for 10 days prior to and 90 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of a registration statement for an underwritten public offering of any of the Company's equity securities (or the commencement of the offering to the public of any of the Company's equity securities in the case of a Rule 415 Offering); provided that the Shareholder, in the case of the 10 day period, has been given written notice of the effective date or the commencement of the public offering to permit compliance with such undertaking and, if such written notice should be delivered after the beginning of such 10 day period, such agreement will relate only to the period from the time of receipt of notice to such effective date or commencement date. Each Shareholder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

         Section 2.13. Limitations on Availability of Registration Rights. The registration rights set forth in this Article 2 shall not be available to any Requesting Holder when the aggregate ownership of the Shareholders is less than 10% of the then outstanding Common Shares and if, in the opinion of counsel to the Company, which opinion shall be delivered to such Requesting Holder and shall be in a form satisfactory to U.S. counsel to the Requesting Holder, all of the Registrable Securities then owned by the Shareholders could be sold (i) in any 90-day period pursuant to Rule 144 under the Act (without giving effect to the provisions of Rule 144(k)) or (ii) without restrictions pursuant to Rule 144(k); provided, however, that the Company agrees that the registration rights set forth in this Article 2 shall be available to any Requesting Holder when the aggregate ownership of the Shareholders is less than 10% of the then outstanding Common Shares if such Requesting Holder agrees to pay a pro rata portion of the Registration Expenses incurred in connection with such registration, such pro rata portion being the proportion the Registrable Securities offered bears to the total amount of Common Shares offered on such date.

                                   ARTICLE 3
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         Section 3.01. Company Representations, Warranties and Agreements. The Company represents and warrants to, and agrees with, each Shareholder that:

                  (i) The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized, executed, and delivered by the Company. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any United States federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery or performance of this Agreement by the Company (except filings under the Securities Act which will be made and any consents under blue sky or state securities laws which will be obtained).

                  (ii) The Company shall not enter into any transaction involving the issuance or transfer by any other Person of Other Securities to a Shareholder, or any merger or consolidation in which it is not the surviving Person or any sale, lease or other transfer of all or substantially all the assets of the Company, unless effective provision is made for the assumption by such other Person, jointly and severally with the Company if the Company shall remain in existence, of all of the obligations of the Company hereunder, and in the case of any such issuance or transfer, the registration of such Other Securities on the same basis as the registration of the other Registrable Securities hereunder.

                  (iii) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries pursuant to any provisions of
         (A) the articles of incorporation, by-laws or similar governing documents of the Company or any of its subsidiaries, (B) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (C) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound or affected as soon as the conditions can be so satisfied.

                  (iv) The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, will make available "adequate current public information concerning the Company within the meaning of paragraph (c) of Rule 144" and that it will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell Registrable Securities without registration pursuant to the available exemptions under the Securities Act. Upon the request of any Shareholder, the Company will deliver to it a written statement as to whether it has complied with such requirements. The Company further covenants to use its reasonable efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the 1933 Act for the filing of registration statements under this Agreement to at all times be satisfied.

         Section 3.02. Fortis Insurance Representations, Warranties and Agreements. Fortis Insurance represents and warrants to, and agrees with, the Company, that:

                  (i) It is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. Fortis Insurance has all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized by Fortis Insurance and has been duly executed and delivered by it.

                  (ii) Neither Fortis Insurance nor any of its Affiliates will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

                  (iii) Fortis Insurance shall promptly furnish to the Company upon the Company's request any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Exchange Act and the Regulations in connections with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein.

         Section 3.03. Survival of Representations and Agreements. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants and agreements shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Shareholder, or any other Person and shall survive termination of this Agreement.

                                   ARTICLE 4
                        INDEMNIFICATION AND CONTRIBUTION



         Section 4.01. Indemnification and Contribution. (a) (a) The Company agrees to indemnify and hold harmless each Shareholder, each person, if any, who controls each Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act and each affiliate of the Shareholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission which is based upon information relating to a Selling Holder or underwriter which is furnished to the Company in writing by such Selling Holder or underwriter expressly for use therein. The Company also agrees to indemnify any underwriter of the Registrable Securities so offered, each person, if any, who controls such underwriter and each affiliate of such underwriter on substantially the same basis as that of the indemnification by the Company of each Selling Holder provided in this Article 4; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities, or any person controlling such underwriter, or any such affiliate of such underwriter, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 2.04(d) or (h) hereof.



         (b) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, the officers who sign any registration statement, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act and each affiliate of the Company within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to a Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered, each person, if any, who controls such underwriter and each affiliate of such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Company provided in this Article 4; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities, or any person controlling such underwriter, or any such affiliate of such underwriter, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 2.04(d) or (h) hereof. Notwithstanding any other provision of this Article 4, no Selling Holder's obligations to indemnify pursuant to this Article 4 shall exceed the amount of net proceeds received by such Selling Holder in connection with any offering of its Registrable Securities. Each Selling Holder's obligations to indemnify pursuant to this Section are several in the proportion that the net proceeds of the offering received by such Selling Holder bear to the total net proceeds of the offering received by all Selling Holders and not joint.



         (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any claim or action or related proceeding in the same jurisdiction, be liable for
(i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all underwriters and all persons, if any, who control any underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act or who are affiliates of any underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the registration statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Holders and all persons, if any, who control the Selling Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Selling Holders as indemnified parties, such firm shall be designated in writing by the indemnified party that had the largest number of Registrable Securities included in such registration. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.


         (d) If the indemnification provided for in this Article 4 shall for any reason be unavailable or insufficient to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Holders and the Company on the one hand and the underwriters on the other hand in connection with the offering shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) and the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover of a prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by a Selling Holder or by the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Article 4 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Article 4, no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering received by such Selling Holder exceed the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Selling Holder's obligations to contribute pursuant to this Section are several in the proportion that the net proceeds of the offering received by such Selling Holder bears to the total net proceeds of the offering received by all the Selling Holders and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


         (e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Article 4 (with appropriate modifications) shall be given by the Company, the Selling Holders and the underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

         (f) The obligations of the parties under this Article 4 shall be in addition to any liability which any party may otherwise have to any other party.

                                    ARTICLE 5
                                  MISCELLANEOUS

         Section 5.01. Remedies. In the event of breach by any party of any of its obligations under this Agreement, the other parties, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Shareholder agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company or such Shareholder, as the case may be, of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, the Company or such Shareholder, as the case may be, shall waive the defense that a remedy at law would be adequate. No failure or delay on the part of the Company or any Shareholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         Section 5.02. Amendments; Waivers and Termination. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and Fortis Insurance. This Agreement shall terminate (except for the provisions set forth in Sections 3.03 and 4.01), and be of no further force and effect, once the Shareholder owns less than 5% of the Outstanding Common Stock.

         Section 5.03. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopier (receipt of which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to the Company, to:

         Assurant, Inc.
         One Chase Manhattan Plaza
         New York, NY 10005
         Fax: (212) 859 7034
         Attention: Katherine Greenzang, Esq.,
                    Senior Vice President, General Counsel and Secretary

         if to Fortis Insurance, to:

                  Fortis Insurance N.V.
                  Archimedeslaan 6
                  P.O. Box 2049
                  3500 GA Utrecht
                  The Netherlands
                  Attention: Monica Roeling
                  Phone: +31 30 257 6568
                  Fax: +31 30 257 7835
         with a copy to:

                  Fortis
                  Rue Royale, 20
                  1000 Brussels
                  Belgium
                  Attention: Gilbert Mittler
                  Phone: +32 2 510 5206
                  Fax: +32 2 510 5621

         Section 5.04. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 5.05. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 5.06. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies hereunder.

         Section 5.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely within such State.

         Section 5.08. Severability. Wherever possible, each provision hereof shall be interpreted in such a manner as to be valid, legal and enforceable under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement, unless such a construction would be unreasonable or materially impair the rights of any party hereto.

         Section 5.09. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. This Agreement shall not be assignable by the Company or the Shareholder except to another Shareholder.

         Section 5.10. Use of Terms. This Agreement contemplates the filing of Registration Statements under the Securities Act on numerous occasions involving various offers of securities. In connection with such Registration Statements, there may be identified therein one or more underwriters through which securities are to be offered on behalf of the Company or the Holder, or both, pursuant to either a "firm-commitment" or "best-efforts" arrangement, and, in the case where there is more than one underwriter, one or more of the underwriters may be designated as the "manager" or "representative" or the "co-managers" or "representatives" of the several underwriters. Accordingly, all references herein to an "underwriter" or "underwriters" are intended to refer to a "principal underwriter" (as defined in Rule 405 of the Regulations) and to provide for those transactions in which securities may be offered by or through one or more underwriters, and not to imply that any of the transactions contemplated hereby is conditioned in any manner whatsoever on the participation therein by one or more underwriters on behalf of any party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                  ASSURANT, INC.

                                                  By:___________________________
                                                     Name:
                                                     Title:

                                                  FORTIS INSURANCE N.V.

                                                  By:___________________________
                                                     Name:
                                                     Title: